As filed with the Securities and Exchange Commission on June 28, 2017

Registration No. 333-217750

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CENTURY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1531	68-0521411
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111

(303) 770-8300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Dale Francescon

Chairman of the Board of Directors and Co-Chief Executive Officer

Century Communities, Inc.

8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111

(303) 770-8300

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Clifford E. Neimeth, Esq. Greenberg Traurig, LLP MetLife Building 200 Park Avenue New York, New York 10166 (212) 801-9200	Mark J. Kelson, Esq. Greenberg Traurig, LLP 1840 Century Park East, Suite 1900 Los Angeles, California 90067 (310) 586-3856	Ross A. Fieldston, Esq. Jeffrey D. Marell, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019 (212) 373-3105

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement is declared effective and upon the satisfaction or waiver of all other conditions to consummation of the merger described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

If applicable, please an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Century Communities, Inc. is filing this Amendment No. 3 (this “Amendment No. 3”) to the Registration Statement on Form S-4 (Registration No. 333-217750) (the “Registration Statement”) for the purpose of re-filing Exhibit 8.2. Accordingly, this Amendment No. 3 consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index, and the filed exhibit. The proxy statement/prospectus constituting Part I of the Registration Statement and Items 20 and 22 of Part II of the Registration Statement are unchanged and therefore have been omitted from this Amendment No. 3.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.	Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated April 10, 2017, by and among Century Communities, Inc., Casa Acquisition Corp., and UCP, Inc. (included as Annex A to the proxy statement/prospectus that forms a part of this Registration Statement and is incorporated herein by reference).

3.1	Certificate of Incorporation of Century Communities, Inc., as amended (incorporated by reference to the initial filing of the Registration Statement on Form S-1 of Century Communities, Inc. (File No. 333-195678) filed with the SEC on May 5, 2014).

3.2	Bylaws of Century Communities, Inc. (incorporated by reference to the initial filing of the Registration Statement on Form S-1 of Century Communities, Inc. (File No. 333-195678) filed with the SEC on May 5, 2014).

3.3	Amendment to the Bylaws of Century Communities, Inc., adopted and effective on April 10, 2017 (incorporated by reference to Century Communities, Inc.’s Current Report on Form 8-K filed with the SEC on April 11, 2017).

5.1**	Opinion of Greenberg Traurig, LLP, regarding the validity of the shares of common stock of Century Communities, Inc. to be issued in the merger.

8.1**	Opinion of Greenberg Traurig, LLP, regarding certain tax matters.

8.2	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, regarding certain tax matters.

10.1	Voting Support and Transfer Restriction Agreement, dated April 10, 2017, by and among Century Communities, Inc., Casa Acquisition Corp., PICO Holdings, Inc., for the limited purposes set forth therein, UCP, Inc., and for the limited purposes set forth therein, UCP, LLC (included as Annex B to the proxy statement/prospectus that forms a part of this Registration Statement and is incorporated herein by reference).

23.1**	Consent of Ernst & Young LLP, independent registered public accounting firm for Century Communities, Inc.

23.2**	Consent of Deloitte & Touche LLP, independent registered public accounting firm for UCP, Inc.

23.3**	Consent of Greenberg Traurig, LLP (included within the opinion filed as Exhibit 5.1).

23.4**	Consent of Greenberg Traurig, LLP (included within the opinion filed as Exhibit 8.1).

23.5	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included within the opinion filed as Exhibit 8.2).

24.1**	Power of Attorney (included on the signature page of the initial filing of this Registration Statement).

99.1**	Form of Proxy Card of UCP, Inc.

99.2**	Consent of Citigroup Global Markets Inc.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.
**	Previously filed.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on June 28, 2017.

CENTURY COMMUNITIES, INC.

By:	/s/ Dale Francescon
Dale Francescon Chairman of the Board of Directors and Co-Chief Executive Officer

By:	/s/ Robert J. Francescon
Robert J. Francescon Co-Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dale Francescon Dale Francescon	Chairman of the Board of Directors and Co-Chief Executive Officer (Co-Principal Executive Officer)	June 28, 2017

/s/ Robert J. Francescon Robert J. Francescon	Co-Chief Executive Officer, President and Director (Co-Principal Executive Officer)	June 28, 2017

/s/ David L. Messenger David L. Messenger	Chief Financial Officer (Principal Financial Officer)	June 28, 2017

/s/ J. Scott Dixon J. Scott Dixon	Chief Accounting Officer (Principal Accounting Officer)	June 28, 2017

* James M. Lippman	Director	June 28, 2017

* Keith R. Guericke	Director	June 28, 2017

* John P. Box	Director	June 28, 2017

*By:	/s/ Dale Francescon
Dale Francescon Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated April 10, 2017, by and among Century Communities, Inc., Casa Acquisition Corp., and UCP, Inc. (included as Annex A to the proxy statement/prospectus that forms a part of this Registration Statement and is incorporated herein by reference).

3.1	Certificate of Incorporation of Century Communities, Inc., as amended (incorporated by reference to the initial filing of the Registration Statement on Form S-1 of Century Communities, Inc. (File No. 333-195678) filed with the SEC on May 5, 2014).

3.2	Bylaws of Century Communities, Inc. (incorporated by reference to the initial filing of the Registration Statement on Form S-1 of Century Communities, Inc. (File No. 333-195678) filed with the SEC on May 5, 2014).

3.3	Amendment to the Bylaws of Century Communities, Inc., adopted and effective on April 10, 2017 (incorporated by reference to Century Communities, Inc.’s Current Report on Form 8-K filed with the SEC on April 11, 2017).

5.1**	Opinion of Greenberg Traurig, LLP, regarding the validity of the shares of common stock of Century Communities, Inc. to be issued in the merger.

8.1**	Opinion of Greenberg Traurig, LLP, regarding certain tax matters.

8.2	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, regarding certain tax matters.

10.1	Voting Support and Transfer Restriction Agreement, dated April 10, 2017, by and among Century Communities, Inc., Casa Acquisition Corp., PICO Holdings, Inc., for the limited purposes set forth therein, UCP, Inc., and for the limited purposes set forth therein, UCP, LLC (included as Annex B to the proxy statement/prospectus that forms a part of this Registration Statement and is incorporated herein by reference).

23.1**	Consent of Ernst & Young LLP, independent registered public accounting firm for Century Communities, Inc.

23.2**	Consent of Deloitte & Touche LLP, independent registered public accounting firm for UCP, Inc.

23.3**	Consent of Greenberg Traurig, LLP (included within the opinion filed as Exhibit 5.1).

23.4**	Consent of Greenberg Traurig, LLP (included within the opinion filed as Exhibit 8.1).

23.5	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included within the opinion filed as Exhibit 8.2).

24.1**	Power of Attorney (included on the signature page of the initial filing of this Registration Statement).

99.1**	Form of Proxy Card of UCP, Inc.

99.2**	Consent of Citigroup Global Markets Inc.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.
**	Previously filed.